UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date or Report (Date of earliest event reported): June 1, 2009

GOLD BAG, INC.

(Exact name of registrant as specified in its Charter)

Commission File No.: 000-52720

Nevada	26-4205169
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12830 Hillcrest Rd., Suite 111, Dallas, TX 75230-1547

(Address of principal executive offices)

Issuer’s telephone number: (972) 364-9060

Real Estate Referral Center, Inc.

279 Midpark Way SE, Suite 102, Calgary, Alberta Canada T2X 1M2

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-21(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 1, 2009, the Registrant issued a press release concerning the approval of a forward split of the Company’s common stock on a 10 for 1 basis with a record date of May 22, 2009 and a pay date of May 29, 2009. The press release also contained information regarding the new business, the new name, and the new trading symbol of the Company. A copy of the press release issued by the Registrant concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements

None

(b)	Pro Forma Financial Information

None

(c)	Exhibits

99.1	Press release dated June 1, 2009 issued by Gold Bag, Inc. f/k/a Real Estate Referral Center, Inc., regarding (i) a forward stock split on a 10 for 1 basis with a record date of May 22, 2009 and a pay date of May 29, 2009, (ii) the new business of the Company, (iii) the new name of the Company, and (iv) the new trading symbol for the Company.

(Remainder of page intentionally left blank.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD BAG, INC.
(Registrant)

Date: June 2, 2009	By:	/s/ Lance Ayers
Lance Ayers
President, Principal Executive Officer, and
Secretary

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